Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of August 21, 2013, by and among SAFETY INSURANCE GROUP, INC. (successor by merger to Thomas Black Corporation), a Delaware corporation (the “Borrower”), the lenders who are or may become party to the Credit Agreement referred to below (collectively, the “Lenders”), and RBS CITIZENS, N.A. (successor by merger to Citizens Bank of Massachusetts), as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used and not defined in this Agreement shall have the meanings ascribed thereto in the Credit Agreement referred to below.

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Amended and Restated Revolving Credit Agreement among the Borrower, the Administrative Agent and the Lenders (as amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower, the Lenders, and the Administrative Agent desire to amend the Credit Agreement as set forth herein;

NOW THEREFORE, the parties hereto hereby agree as follows:

1.   Amendments to Credit Agreement.  Subject to the terms and conditions hereof, the Credit Agreement is hereby amended as follows:

a)             The definition of “Maturity Date” set forth in Section 1 of the Credit Agreement is hereby amended by deleting such definition and substituting the following new definition in lieu thereof:

Maturity Date.  August 14, 2018.

b)             The definition of “LIBOR Rate” set forth in Section 1 of the Credit Agreement is hereby amended by deleting such definition and substituting the following new definition in lieu thereof:

LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available, as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by RBS Citizens and with a term equivalent to such Interest Period would be offered by RBS Citizens’ London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

c)              The definition of “Obligation” set forth in Section 1 of the Credit Agreement is hereby amended by deleting such definition and substituting the following new definition in lieu thereof:

Obligations.  All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Loans made or any of the Notes or other instruments at any time evidencing any thereof; provided, that Obligations of any Subsidiary Guarantor shall not include any Excluded Swap Obligations of such Subsidiary Guarantor.

d)             Section 1 of the Credit Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Excluded Swap Obligation. With respect to any Subsidiary Guarantor, any Swap Obligations under an Interest Rate Agreement if, and only to the extent that and for so long as, all or a portion of the guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (an “ECP”) at the time the guaranty of such Subsidiary Guarantor or the grant of such security interest otherwise would have become effective with respect to such Swap Obligation; provided, however, that if any Subsidiary Guarantor that was not an ECP at the Relevant Time with respect to any Swap Obligation thereafter becomes an ECP, then from and after such time such Swap Obligation shall no longer constitute an Excluded Swap Obligation with respect to such Subsidiary Guarantor.  For purposes of this definition, “Relevant Time” means, with respect to any Subsidiary Guarantor and a given Swap Obligation, the later of (a) the date on which such Subsidiary Guarantor became a Subsidiary Guarantor (and in connection therewith provided a guaranty and/or granted a security interest to secure its guaranty) and (b) the date on which the Borrower or a Subsidiary Guarantor enters into such Swap Obligation. If a Swap Obligation under an Interest Rate Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

Swap Obligations.  With respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

e)              Section 5.2 of the Credit Agreement is hereby amended by deleting the first sentence therein and substituting the following new sentence in lieu thereof:

The Obligations (other than, with respect to any Subsidiary Guarantor, the Excluded Swap Obligations) shall also be guaranteed by the Subsidiary Guarantors pursuant to the terms of the Subsidiary Guaranty.

f)               Section 8.4(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)                   to the extent not otherwise permitted by the foregoing §§8.4(a) through (c), any Restricted Payment by the Borrower in any fiscal year so long as (i) no Default or Event of Default shall have occurred and be continuing at the time such Restricted Payment is made or shall arise from such Restricted Payment and (ii) such Restricted Payment, together with all other Restricted Payments made during such fiscal year, shall not, in the aggregate, exceed the greater of (x) ten percent (10%) of the Statutory Surplus of the Insurance Subsidiaries as at the end of the most recently completed fiscal year and (y) one hundred percent (100%) of the Statutory Net Income of the Insurance Subsidiaries for the immediately preceding fiscal year as reported on the Statutory Annual Financial Statements delivered pursuant to §7.4(a).

g)              Section 9.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

9.3.         Minimum Statutory Surplus.  The Borrower will not cause or permit the Statutory Surplus of Safety Insurance at any time to be less than the sum of

(a) $480,000,000, plus (b) (i) 80% of positive Statutory Net Income of Safety Insurance (with no deduction for any year in which Statutory Net Income is a negative number) for each fiscal quarter ending after March 31, 2013 minus (ii) cumulative Distributions paid to the Borrower on or after March 31, 2013, plus (c) cumulative contributions to Statutory Surplus made by the Borrower from Loans or otherwise on or after March 31, 2013.

h)             Section 12.4(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)   Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable, and (iii) no payments by a Subsidiary Guarantor and no proceeds of Collateral of a Subsidiary Guarantor shall be applied to the Excluded Swap Obligations of such Subsidiary Guarantor.

2.  Continued Validity of Security Documents.  The Security Documents shall remain in full force and effect, and each of the Borrower and the Subsidiary Guarantors listed as signatories hereto reaffirms the continued validity and enforceability of the Security Documents.

3.  Reaffirmation of Guaranty.  Each of the Subsidiary Guarantors hereby expressly reaffirms its unconditional joint and several guaranty of the Obligations (other than, with respect to any Subsidiary Guarantor, the Excluded Swap Obligations) pursuant to the Subsidiary Guaranty and acknowledges and agrees that it continues to be subject to and bound by the Subsidiary Guaranty in all respects.

4.  Conditions to Effectiveness.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

a)             Execution of this Agreement.  The execution and delivery of this Agreement by the Borrower, Subsidiary Guarantors, Lenders and Administrative Agent.

b)             Opinion of Counsel.  The Administrative Agent shall have received favorable legal opinions addressed to the Lenders and the Administrative Agent, dated as of the date hereof, in form and substance reasonably satisfactory to the Lenders and the Administrative Agent, from DLA Piper LLP (US), counsel to the Borrower and the Subsidiary Guarantors.

c)              Incumbency Certificate.  The Administrative Agent shall have received from the Borrower and each of the Subsidiary Guarantors an incumbency certificate, dated as of the date hereof, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and each such

Subsidiary Guarantor, each of the Loan Documents to which the Borrower or such Subsidiary Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

d)             Corporate or Other Action.  All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of the Subsidiary Guarantors of this Agreement, the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Lenders shall have been provided to each of the Lenders.

e)              Certified Copies of Governing Documents.  The Administrative Agent shall have received from the Borrower copies, certified by a duly authorized officer of the Borrower to be true and complete on the date hereof, of the Governing Documents for each of the Borrower and each of the Subsidiary Guarantors as in effect on such date of certification.

f)               Payment of Upfront Fee.  The Administrative Agent shall have received, on or prior to the date hereof, for the account of the Lenders signatory hereto, a non-refundable upfront fee equal to one quarter of one percent (0.25%) of the aggregate principal amount of the Commitments of such Lenders.

g)              Payment of Other Fees and Expenses.  All costs, fees, expenses (including, without limitation, reasonable, documented, out-of-pocket legal fees and expenses of consultants and other advisors) and other compensation due and payable to the Administrative Agent and the applicable Lenders, pursuant to this Agreement or the other Loan Documents, shall have been paid (or shall concurrently be paid).

5.  Representations and Warranties.  Each of the Borrower and the Subsidiary Guarantors represents and warrants that all the representations as set forth in each of the Loan Documents are true and correct in all material respects on and as of the date hereof.  All such representations and warranties are hereby ratified, affirmed and incorporated herein by reference, with the same force and effect as though set forth herein in their entirety.

6.  Scope of this Agreement.  Except as specifically provided in this Agreement, all of the terms and provisions of the Credit Agreement and the other Loan Documents are unaffected hereby and shall remain and continue in full force and effect.

7.  Governing Law.  This Agreement shall be a contract to be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws) and shall take effect as an instrument under seal.

8.  No Waiver.  Nothing contained herein shall constitute a waiver of, impair of otherwise affect any Obligations, any other obligation of the Borrower, or any right of the Administrative Agent or any Lender consequent thereon.

9.  Miscellaneous.  The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.  This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.

BORROWER:

SAFETY INSURANCE GROUP, INC.,
a Delaware corporation

By:	/s/William J. Begley, Jr.
Name: William J. Begley, Jr.
Title: Vice President, Secretary and Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

SUBSIDIARY GUARANTORS:

WHITESHIRTS MANAGEMENT CORPORATION

By:	/s/William J. Begley, Jr.
Name: William J. Begley, Jr.
Title: Vice President, Treasurer and Clerk

WHITESHIRTS ASSET MANAGEMENT CORPORATION

By:	/s/William J. Begley, Jr.
Name: William J. Begley, Jr.
Title: Vice President, Treasurer and Clerk

[Signature Page to Amendment No. 2 to Credit Agreement]

LENDER AND ADMINISTRATIVE AGENT:

RBS CITIZENS, N.A., successor by merger to Citizens Bank of Massachusetts, as Lender and as Administrative Agent

By:	/s/Donald A. Wright
Name: Donald A Wright
Title: SVP

[Signature Page to Amendment No. 2 to Credit Agreement]